UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          April 17, 2012

FIRST LEVEL ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-170016	90-0599877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7076 Spyglass Avenue, Parkland, FL	33076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	954-599-3672

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 17, 2012, First Level Entertainment Group, Inc. (the “Company”) issued 4,080,000 restricted shares of its common stock in payment of services rendered amounting to $102,000 to (a) Steve Adelstein 3,600,000 shares and (b) Alfred Fernandez 480,000 shares. Both Steve Adelstein and Alfred Fernandez are current officers and directors of the Company. All 4,080,000 common shares were not registered under the Securities Act of 1933, as amended, under exemption contained in Section 4(2) of the Securities Act of 1933 and the shares issued bare a restrictive legend.

After the issuance of the above 4,080,000 common shares, the Company had 40,000,000 common shares outstanding at April 17, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer and Director

On April 17, 2012, Russ Regan, Director and Chief Executive Officer (“CEO”) of First Level Entertainment Group, Inc. (the “Company”), resigned from all positions held with the Company. There was no disagreement between the Company and Mr. Regan at the time of his resignation from the Company.

Also on April 17, 2012, the Company appointed Steve Adelstein as director, CEO and President to replace Mr. Regan.

Background of New Officer and Director

Steve Adelstein, Chief Executive Officer and Chairman of the Board of Directors:

Mr. Adelstein has a financial background and is an inactive Certified Public Accountant. Mr. Adelstein has been an investor, founder and/or consultant in several start-up development stage companies over the past five (5) years including, but not limited to, EcoLiveGreen Corp. (a non-trading public entity), the sole officer and director of TheWebDigest Corp. (a non-trading public entity) and our company.  Additionally, Mr. Adelstein, over the past five (5) years, was an acting financial consultant to several public and private entities.

New officers and directors were elected as of April 17, 2012 as follows:

Name	Position

Steve Adelstein	Chief Executive Officer and Chairman of the Board of Directors
Alfred Fernandez	Chief Financial Officer and Director
Steven Berman	Chief Operating Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2012	First Level Entertainment Group, Inc.

By: /s/ Steve Adelstein
Steve Adelstein Chief Executive Officer